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                                                                   EXHIBIT J




                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our reports for Goldman Sachs Trust on behalf of the Institutional Liquid Assets Portfolios dated February 12, 1999 (and all references to our firm) included in or made a part of Post-Effective Amendment No. 53 and Amendment No. 55 Registration Statement File Nos. 33-17619 and 811-5349, respectively.



Boston, Massachusetts
February 22, 1999


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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our reports for Goldman Sachs Trust on behalf of the Asset Allocation Portfolios dated February 16, 1999 (and all references to our firm) included in or made a part of Post-Effective Amendment No. 53 and Amendment No. 55 Registration Statement File Nos. 33-17673 and 811-5349, respectively.



Boston, Massachusetts
February 22, 1999

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                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our reports for Goldman Sachs Trust on behalf of the Financial Square Funds dated February 12, 1999 (and all references to our firm) included in or made a part of Post-Effective Amendment No. 53 and Amendment No. 55 Registration Statement File Nos. 33-17619 and 811-5349, respectively.



Boston, Massachusetts
February 22, 1999